Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Tax-Free Fund of our report dated October 21, 2022, relating to the financial statements and financial highlights, which appears in Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund’s Annual Report on Form N-CSR for the year ended August 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 28, 2022